Exhibit 99.1
 \FOR IMMEDIATE RELEASE\

Contact:
Paul McMahon
Vice President, Corporate and Marketing Communications
(781) 251-4130

LOJACK CORP. ANNOUNCES RETIREMENT OF GENERAL COUNSEL THOMAS A. WOOTERS

           Westwood, MA, February 18, 2010—LoJack Corporation (NASDAQ GS: “LOJN”) announced today that Thomas A. Wooters has retired from the position of Executive Vice President and General Counsel. Mr. Wooters will remain with the company in a part time capacity as Vice President of Regulatory Strategy. He is succeeded by Kathleen P. Lundy as Vice President and General Counsel. Mr. Wooters’ retirement and Ms. Lundy’s appointment are part of LoJack’s succession planning process.

In announcing Mr. Wooters’ retirement, Ronald V. Waters, President and Chief Executive Officer, said, “Tom has been an instrumental force in LoJack’s development and expansion for the last 32 years, formerly as the company’s outside counsel and since 2003 as LoJack’s Executive Vice President and General Counsel. In his new capacity, Tom will manage our global regulatory issues and our patent portfolio. I thank Tom for his many years of service and am pleased that he will remain a contributor to LoJack.”

           Ms. Lundy joined LoJack in 2007 as Deputy General Counsel. Prior to joining LoJack, Ms. Lundy served as Legal Counsel for Dunkin’ Brands, Inc. Before joining Dunkin’ Brands, Inc., Ms. Lundy was an associate with Sullivan & Worcester, LLP.

Mr. Waters said, “Kathleen brings broad based corporate and securities experience and a thorough understanding of LoJack’s business to the role of General Counsel. I look forward to her continued strategic contributions to the executive management team.”

About LoJack

LoJack Corporation, the company that invented the stolen vehicle recovery market more than two decades ago, is the global leader in finding and recovering a wide range of mobile assets including cars, construction equipment and motorcycles – having recovered more than USD$5 billion in stolen assets worldwide. In today’s rapidly changing world, LoJack’s core competencies are more valuable and more relevant than ever as they are now being applied into new areas, such as the prevention, detection and recovery of stolen cargo and finding and rescuing people with cognitive disorders such as

Alzheimer’s and autism. LoJack has the proven processes, ultimate technology for recovery – Radio Frequency – and unique integration with law enforcement agencies, making its offerings the most effective solutions that not only deliver a wide range of recoveries, but also enhance the safety of the public on a global level. LoJack’s Stolen Vehicle Recovery System operates in 27 states and the District of Columbia, and in more than 30 countries throughout North America, South America, Europe, Africa and Asia. For more information, visit http://www.lojack.com.

From time to time, information provided by the company or statements made by its employees may contain “forward-looking” information, which involve risks and uncertainties.

Any statements in this news release that are not statements of historical fact are forward-looking statements (including, but not limited to, statements concerning the characteristics and growth of the company’s market and customers, the company’s objectives and plans for future operations and products and the company’s expected liquidity and capital resources). Such forward-looking statements are based on a number of assumptions and involve a number of risks and uncertainties, and accordingly, actual results could differ materially. Factors that may cause such differences include, but are not limited to: the continued and future acceptance of the company’s products and services; the outcome of the ongoing litigation involving the company; the effectiveness of the company’s marketing initiatives; the rate of growth in the industries of the company’s customers; the presence of competitors with greater technical, marketing, and financial resources; the company’s customers’ ability to access the credit markets; the company’s ability to promptly and effectively respond to technological change to meet evolving customer needs; capacity and supply constraints or difficulties; the company’s ability to successfully expand its operations; and changes in general economic or geopolitical conditions. For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning the company, reference is made to the company’s Annual Report on Form 10-K for the year ended December 31, 2008.

The company undertakes no obligation to release publicly the result of any revision to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

# # #